Exhibit 23.2

                      [Letterhead of Arthur Andersen LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

                                                       /s/ Arthur Anderson LLP

Houston, Texas
April 10, 1997